As filed with the Securities and Exchange Commission on March 14, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Global Payments Inc.

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Your **Vote** Counts!

GLOBAL PAYMENTS INC.

2024 Annual Meeting
Vote by April 24, 2024
11:59 PM ET



globalpayments

GLOBAL PAYMENTS INC.
3550 LENOX ROAD, SUITE 3000
ATLANTA, GA 30326

V31284-P06623-Z87042

You invested in GLOBAL PAYMENTS INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 25, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and the 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 11, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

April 25, 2024
9:00 a.m. EDT

TSYS Riverfront Campus Auditorium
One TSYS Way
Columbus, GA 31901

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	**Election of Twelve Nominees as Directors:**	
	Nominees:	
1a.	F. Thaddeus Arroyo	For
1b.	Robert H.B. Baldwin, Jr.	For
1c.	Cameron M. Bready	For
1d.	John G. Bruno	For
1e.	Joia M. Johnson	For
1f.	Kirsten M. Kliphouse	For
1g.	Ruth Ann Marshall	For
1h.	Connie D. McDaniel	For
1i.	Joseph H. Osnoss	For
1j.	William B. Plummer	For
1k.	John T. Turner	For
1l.	M. Troy Woods	For
2.	**Approval, on an advisory basis, of the compensation of our named executive officers for 2023.**	For
3.	**Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.**	For
4.	**Advisory shareholder proposal on transparency in political spending.**	Against

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V31285-P06623-Z87042